Exhibit 99.1
Qualys Announces Fourth Quarter and Full Year 2025 Financial Results
Q4 Revenue Growth of 10% Year-Over-Year
Full Year 2025 Revenue Growth of 10% Year-Over-Year
Announces $200 Million Increase to Share Repurchase Program
FOSTER CITY, Calif., – February 5, 2026 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2025. For the quarter, the Company reported revenues of $175.3 million, net income under United States Generally Accepted Accounting Principles ("GAAP") of $53.2 million, non-GAAP net income of $67.7 million, Adjusted EBITDA of $82.6 million, GAAP net income per diluted share of $1.47, and non-GAAP net income per diluted share of $1.87.
"Qualys is redefining how organizations manage pre-breach cyber risk by natively unifying Continuous Threat Exposure Management with exploit confirmation, risk quantification, and automated remediation powered by an agentic AI risk fabric. Against this backdrop, we continued to execute well in Q4, demonstrated by another quarter of solid revenue growth and profitability,” said Sumedh Thakar, Qualys’ president and CEO. “Our pace of innovation and targeted investments are driving competitive differentiation, deeper Enterprise TruRisk Management adoption, broader engagements across large federal agencies, growing partner-led execution, and early QFlex success. We believe these achievements position Qualys as a trusted leader in pre-breach cyber risk management and establish a strong foundation for durable, long-term growth."
Fourth Quarter 2025 Financial Highlights
Revenues: Revenues for the fourth quarter of 2025 increased by 10% to $175.3 million compared to $159.2 million for the same quarter in 2024.
Gross Profit: GAAP gross profit for the fourth quarter of 2025 increased by 12% to $146.1 million compared to $130.2 million for the same quarter in 2024. GAAP gross margin was 83% for the fourth quarter of 2025 compared to 82% for the same quarter in 2024. Non-GAAP gross profit for the fourth quarter of 2025 increased by 12% to $149.0 million compared to $133.0 million for the same quarter in 2024. Non-GAAP gross margin was 85% for the fourth quarter of 2025 compared to 84% for the same quarter in 2024.
Operating Income: GAAP operating income for the fourth quarter of 2025 increased by 19% to $58.8 million compared to $49.4 million for the same quarter in 2024. As a percentage of revenues, GAAP operating income was 34% for the fourth quarter of 2025 compared to 31% for the same quarter in 2024. Non-GAAP operating income for the fourth quarter of 2025 increased by 13% to $80.1 million compared to $70.7 million for the same quarter in 2024. As a percentage of revenues, non-GAAP operating income was 46% for the fourth quarter of 2025 compared to 44% for the same quarter in 2024.
Net Income: GAAP net income for the fourth quarter of 2025 increased by 21% to $53.2 million, or $1.47 per diluted share, compared to $44.0 million, or $1.19 per diluted share, for the same quarter in 2024. As a percentage of revenues, GAAP net income was 30% for the fourth quarter of 2025 compared to 28% for the same quarter in 2024. Non-GAAP net income for the fourth quarter of 2025 increased by 14% to $67.7 million, or $1.87 per diluted share, compared to $59.4 million, or $1.60 per diluted share, for the same quarter in 2024. As a percentage of revenues, non-GAAP net income was 39% for the fourth quarter of 2025 compared to 37% for the same quarter in 2024.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2025 increased by 11% to $82.6 million compared to $74.2 million for the same quarter in 2024. As a percentage of revenues, Adjusted EBITDA was 47% for the fourth quarter of 2025 compared to 47% for the same quarter in 2024.

Operating Cash Flow: Operating cash flow for the fourth quarter of 2025 increased by 59% to $75.7 million compared to $47.7 million for the same quarter in 2024. As a percentage of revenues, operating cash flow was 43% for the fourth quarter of 2025 compared to 30% for the same quarter in 2024.
Fourth Quarter 2025 Business Highlights
•Enhancing Qualys’ Enterprise TruRisk Management (ETM) solution, we introduced identity security (ETM Identity), industry-specific threat prioritization (TruLens), and exploit validation (TruConfirm) to help organizations predict and guard against new and emerging attack vectors.
•Successfully launched ROCon, Qualys’ reimagined user conference series, positioning the Risk Operations Center (ROC) as the future of cyber risk management, with events in the Americas and APAC focused on translating technical risk into measurable business outcomes, and combined attendance up over 20% from last year’s events.
Full Year 2025 Financial Highlights

Revenues: Revenues for 2025 increased by 10% to $669.1 million compared to $607.6 million for 2024.

Gross Profit: GAAP gross profit for 2025 increased by 12% to $554.4 million compared to $496.1 million for 2024. GAAP gross margin was 83% for 2025 compared to 82% in 2024. Non-GAAP gross profit increased by 12% to $565.4 million for 2025 compared to $507.1 million for 2024. Non-GAAP gross margin was 85% in 2025 compared to 83% in 2024.

Operating Income: GAAP operating income for 2025 increased by 19% to $222.0 million compared to $187.2 million for 2024. As a percentage of revenues, GAAP operating income was 33% for 2025 compared to 31% for 2024. Non-GAAP operating income for 2025 increased by 13% to $301.5 million compared to $267.2 million for 2024. As a percentage of revenues, non-GAAP operating income was 45% for 2025 compared to 44% for 2024.

Net Income: GAAP net income for 2025 increased by 14% to $198.3 million, or $5.44 per diluted share, compared to $173.7 million, or $4.65 per diluted share for 2024. As a percentage of revenues, GAAP net income was 30% for 2025 compared to 29% for 2024. Non-GAAP net income for 2025 increased by 13% to $257.8 million, or $7.07 per diluted share, compared to non-GAAP net income of $229.0 million, or $6.13 per diluted share for 2024. As a percentage of revenues, non-GAAP net income was 39% for 2025 compared to 38% for 2024.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2025 increased by 11% to $313.4 million compared to $282.8 million for 2024. As a percentage of revenues, Adjusted EBITDA was 47% for 2025 compared to 47% for 2024.

Operating Cash Flow: Operating cash flow for 2025 increased by 27% to $309.4 million compared to $244.1 million for 2024. As a percentage of revenues, operating cash flow was 46% for 2025 compared to 40% for 2024.
Full Year 2025 Business Highlights
Market Recognition
•Independent analyst firm GigaOm recognized Qualys as a leader across multiple security categories. Qualys’ TotalCloud solution was named a Leader and Outperformer in the Cloud Workload Security and Container Radars, and a Leader in Cloud-Native Application Protection Platforms (CNAPP). GigaOm also named Qualys’ Cybersecurity Asset Management solution a Leader in the Attack Surface Management Radar, TotalAppSec a Leader in the API Security and Exposure Management Radar, and TruRisk Eliminate/Patch Management the Leader in its Patch Management Solutions Radar.
•Qualys’ Cybersecurity Asset Management was named a Leader in the 2025 KuppingerCole Analysts AG Leadership Compass for Attack Surface Management, while Qualys’ TotalCloud solution was named a Leader in the CNAPP Leadership Compass.
•Qualys’ TotalCloud and VMDR solutions were each recognized as best-in-class by SC Awards Europe, underscoring Qualys’ excellence and contributions in shaping the future of technology and cybersecurity.
•IDC recognized Qualys as a leader in its 2025 IDC MarketScape Report for Worldwide Exposure Management.
•Received two Pwnie Awards (Epic Achievement and Best Remote Code Execution), recognizing the Qualys Threat Research Unit’s work in rapid remediation and attack prevention.
•Gartner Identified Qualys as a 2025 Magic Quadrant Leader in Exposure Assessment Platforms.

Products & Features
•Unveiled an agentic AI agent marketplace delivering agents that act as a digital extension of security teams to autonomously drive cyber risk operations through Qualys’ Enterprise TruRisk Management solution.
•Enhancing our Enterprise TruRisk Management (ETM) solution, we introduced identity security (ETM Identity), industry-specific threat prioritization (TruLens) and exploit validation (TruConfirm) to help organizations predict and guard against new and emerging attack vectors.
•Successfully launched Qualys’ TotalAppSec solution, unifying API security, web application scanning, and malware detection for comprehensive application risk management.
•Integrated Qualys’ Container Security solution with ServiceNow to automate vulnerability detection, prioritization, and remediation seamlessly through ServiceNow workflows.
•Expanded Qualys’ TotalAI solution with advanced AI security capabilities, including multi-modal protections and internal Large Language Model (LLM) scanning to secure the Machine Learning Operations pipeline.
•Enhanced Qualys Policy Audit solution to streamline evidence collection, prioritize remediation, and support continuous audit readiness.
Business Developments
•Achieved FedRAMP High Authorization for the Qualys GovCloud Platform, making it one of the few cybersecurity platforms to meet the rigorous federal standards and expanding support for federal, defense, and intelligence agencies.
•Introduced the Managed Risk Operations Center (mROC), powered by Qualys’ Enterprise TruRisk Management solution, along with inaugural mROC Alliance Partners - BlueVoyant, GuidePoint Security, ImagineX, NetHive, The Tech Collective, and Teksalah - to expand global adoption of risk-centric managed services. The mROC partner alliance is now 15 members strong.
•Expanded Qualys’ public sector presence, including opening a Washington, D.C. office and hosting the second annual Public Sector Cyber Risk Conference.
•Successfully launched ROCon, Qualys’ reimagined user conference series, positioning the ROC as the future of cyber risk management, with events in the Americas and APAC focused on translating technical risk into measurable business outcomes, and combined attendance up over 20% from last year’s events.
Financial Performance Outlook
Based on information as of today, February 5, 2026, Qualys is issuing the following financial guidance for the first quarter and full year fiscal 2026. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled "Legal Notice Regarding Forward-Looking Statements" and "Non-GAAP Financial Measures" below.
First Quarter 2026 Guidance: Management expects revenues for the first quarter of 2026 to be in the range of $172.5 million to $174.5 million, representing 8% to 9% growth over the same quarter in 2025. GAAP net income per diluted share is expected to be in the range of $1.29 to $1.36, which assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $1.76 to $1.83, which assumes a non-GAAP effective income tax rate of 20%. First quarter 2026 net income per diluted share estimates are based on approximately 36.0 million weighted average diluted shares outstanding for the quarter.
Full Year 2026 Guidance: Management expects revenues for the full year of 2026 to be in the range of $717.0 million to $725.0 million, representing 7% to 8% growth over 2025. GAAP net income per diluted share is expected to be in the range of $5.20 to $5.48. This assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $7.17 to $7.45. This assumes a non-GAAP effective income tax rate of 20%. Full year 2026 net income per diluted share estimates are based on approximately 35.4 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the first quarter and full year 2026 is likely to have a significant impact on the Company's GAAP net income per diluted share in the first quarter and full year 2026. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

Investor Conference Call
Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2025 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, February 5, 2026. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.
Investor Contact
Blair King
Senior Vice President, Investor Relations and Financial Planning & Analysis
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; statements regarding our share repurchase; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2026; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the first quarter and full year 2026. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; our ability to maintain government authorizations applicable to our platform; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 20% in 2026 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$175,282	$159,191	$669,125	$607,571
Cost of revenues (1)	29,167	29,037	114,768	111,482
Gross profit	146,115	130,154	554,357	496,089
Operating expenses:
Research and development (1)	28,954	28,302	117,284	111,852
Sales and marketing (1)	39,755	34,063	143,505	128,303
General and administrative (1)	18,571	18,376	71,616	68,738
Total operating expenses	87,280	80,741	332,405	308,893
Income from operations	58,835	49,413	221,952	187,196
Other income (expense), net:
Interest income	6,345	6,194	25,251	25,784
Other income (expense), net	(754)	(1,777)	(375)	(3,158)
Total other income, net	5,591	4,417	24,876	22,626
Income before income taxes	64,426	53,830	246,828	209,822
Income tax provision	11,276	9,865	48,508	36,142
Net income	$53,150	$43,965	$198,320	$173,680
Net income per share:
Basic	$1.48	$1.20	$5.49	$4.72
Diluted	$1.47	$1.19	$5.44	$4.65
Weighted average shares used in computing net income per share:
Basic	35,822	36,568	36,142	36,799
Diluted	36,140	37,000	36,453	37,353
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,287	$2,162	$8,529	$8,129
Research and development	4,787	5,277	20,061	21,188
Sales and marketing	4,034	3,670	13,807	14,690
General and administrative	9,545	9,570	34,569	33,126
Total stock-based compensation, net of amounts capitalized	$20,653	$20,679	$76,966	$77,133

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$250,258	$232,182
Short-term marketable securities	195,681	149,241
Accounts receivable, net	170,991	164,551
Prepaid expenses and other current assets	40,686	39,717
Total current assets	657,616	585,691
Long-term marketable securities	250,868	193,887
Property and equipment, net	23,166	30,349
Operating leases - right of use asset	46,001	40,968
Deferred tax assets, net	74,518	81,307
Intangible assets, net	4,255	6,812
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	30,010	25,876
Total assets	$1,095,081	$973,537
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,202	$1,270
Accrued liabilities	57,694	45,942
Deferred revenues, current	401,127	371,457
Operating lease liabilities, current	7,315	9,721
Total current liabilities	467,338	428,390
Deferred revenues, noncurrent	16,285	24,265
Operating lease liabilities, noncurrent	44,959	37,500
Other noncurrent liabilities	5,346	6,266
Total liabilities	533,928	496,421
Stockholders’ equity:
Common stock	36	37
Additional paid-in capital	731,788	664,879
Accumulated other comprehensive income (loss)	(4,012)	1,417
Accumulated deficit	(166,659)	(189,217)
Total stockholders’ equity	561,153	477,116
Total liabilities and stockholders’ equity	$1,095,081	$973,537

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flow from operating activities:
Net income	$198,320	$173,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,491	18,513
Provision for credit losses	1,226	764
Stock-based compensation, net of amounts capitalized	76,966	77,133
Accretion of discount on marketable securities, net	(3,440)	(6,735)
Deferred income taxes	8,412	(19,465)
Changes in operating assets and liabilities:
Accounts receivable	(7,666)	(19,089)
Prepaid expenses and other assets	(7,821)	(14,655)
Accounts payable	27	219
Accrued liabilities and other noncurrent liabilities	7,195	2,945
Deferred revenues	21,690	30,784
Net cash provided by operating activities	309,400	244,094
Cash flow from investing activities:
Purchases of marketable securities	(349,150)	(368,277)
Sales and maturities of marketable securities	248,216	309,184
Purchases of property and equipment	(4,990)	(12,334)
Net cash used in investing activities	(105,924)	(71,427)
Cash flow from financing activities:
Repurchase of common stock	(183,425)	(139,875)
Proceeds from exercise of stock options	16,294	17,269
Payments for taxes related to net share settlement of equity awards	(25,020)	(28,416)
Proceeds from issuance of common stock through employee stock purchase plan	6,751	6,872
Payment of acquisition-related holdback	—	(1,500)
Net cash used in financing activities	(185,400)	(145,650)
Net increase in cash, cash equivalents and restricted cash	18,076	27,017
Cash, cash equivalents and restricted cash at beginning of period	233,382	206,365
Cash, cash equivalents and restricted cash at end of period	$251,458	$233,382

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$53,150	$43,965	$198,320	$173,680
Net income as a percentage of revenues	30%	28%	30%	29%
Depreciation and amortization of property and equipment	2,499	3,464	11,934	15,610
Amortization of intangible assets	639	639	2,557	2,903
Income tax provision	11,276	9,865	48,508	36,142
Stock-based compensation	20,653	20,679	76,966	77,133
Total other income, net	(5,591)	(4,417)	(24,876)	(22,626)
Adjusted EBITDA	$82,626	$74,195	$313,409	$282,842
Adjusted EBITDA as a percentage of revenues	47%	47%	47%	47%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP Cost of revenues	$29,167	$29,037	$114,768	$111,482
Less: Stock-based compensation	(2,287)	(2,162)	(8,529)	(8,129)
Less: Amortization of intangible assets	(639)	(639)	(2,557)	(2,837)
Non-GAAP Cost of revenues	$26,241	$26,236	$103,682	$100,516
GAAP Gross profit	$146,115	$130,154	$554,357	$496,089
Plus: Stock-based compensation	2,287	2,162	8,529	8,129
Plus: Amortization of intangible assets	639	639	2,557	2,837
Non-GAAP Gross Profit	$149,041	$132,955	$565,443	$507,055
GAAP Research and development	$28,954	$28,302	$117,284	$111,852
Less: Stock-based compensation	(4,787)	(5,277)	(20,061)	(21,188)
Less: Amortization of intangible assets	—	—	—	(66)
Non-GAAP Research and development	$24,167	$23,025	$97,223	$90,598
GAAP Sales and marketing	$39,755	$34,063	$143,505	$128,303
Less: Stock-based compensation	(4,034)	(3,670)	(13,807)	(14,690)
Non-GAAP Sales and marketing	$35,721	$30,393	$129,698	$113,613
GAAP General and administrative	$18,571	$18,376	$71,616	$68,738
Less: Stock-based compensation	(9,545)	(9,570)	(34,569)	(33,126)
Non-GAAP General and administrative	$9,026	$8,806	$37,047	$35,612
GAAP Operating expenses	$87,280	$80,741	$332,405	$308,893
Less: Stock-based compensation	(18,366)	(18,517)	(68,437)	(69,004)
Less: Amortization of intangible assets	—	—	—	(66)
Non-GAAP Operating expenses	$68,914	$62,224	$263,968	$239,823
GAAP Income from operations	$58,835	$49,413	$221,952	$187,196
Plus: Stock-based compensation	20,653	20,679	76,966	77,133
Plus: Amortization of intangible assets	639	639	2,557	2,903
Non-GAAP Income from operations	$80,127	$70,731	$301,475	$267,232
GAAP Net income	$53,150	$43,965	$198,320	$173,680
Plus: Stock-based compensation	20,653	20,679	76,966	77,133
Plus: Amortization of intangible assets	639	639	2,557	2,903
Less: Tax adjustment	(6,727)	(5,916)	(20,028)	(24,728)
Non-GAAP Net income	$67,715	$59,367	$257,815	$228,988
GAAP Net income per share:
Basic	$1.48	$1.20	$5.49	$4.72
Diluted	$1.47	$1.19	$5.44	$4.65
Non-GAAP Net income per share:
Basic	$1.89	$1.62	$7.13	$6.22
Diluted	$1.87	$1.60	$7.07	$6.13
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	35,822	36,568	36,142	36,799
Diluted	36,140	37,000	36,453	37,353

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2025	2024
GAAP Cash flows provided by operating activities	$309,400	$244,094
Less:
Purchases of property and equipment, net of proceeds from disposal	(4,990)	(12,334)
Non-GAAP Free cash flows	$304,410	$231,760

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended December 31,
	2025	2024
GAAP Revenue	$175,282	$159,191
GAAP Revenue growth compared to same quarter of prior year	10%	10%
Plus: Current deferred revenue at December 31	401,127	371,457
Less: Current deferred revenue at September 30	(371,476)	(337,821)
Non-GAAP Calculated current billings	$204,933	$192,827
Calculated current billings growth compared to same quarter of prior year	6%	13%